Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Crestar Financial Corporation

     We consent to the use of our report incorporated by reference. Our report refers to a change in accounting for certain investments in debt and equity securities.

                                   /s/ KPMG PEAT MARWICK LLP
                                   KPMG PEAT MARWICK LLP
Richmond, Virginia
January 6, 1997